UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32261 (Commission File Number)	20-1142292 (I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 222 San Diego, CA (Address of principal executive offices)	92128 (Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 29, 2007, BioMed Realty Trust, Inc. (“BioMed”), through its operating partnership subsidiary, BioMed Realty, L.P., entered into definitive purchase and sale agreements with affiliates of Lyme Timber Company to acquire a portfolio of real estate assets located in Cambridge, Massachusetts; Houston, Texas; and New Haven, Connecticut.
     The properties in Cambridge include the Rogers Street project and the Kendall Square project. The Rogers Street project includes two life science properties, located at 320 Bent Street and 301 Binney Street, a 37 unit apartment complex and the approximately 500-space Binney Street garage. The Rogers Street project is subject to a ground lease with 55 years remaining on the lease term. The 320 Bent Street property includes 185,000 square feet of office and laboratory space. The 301 Binney Street property is a 420,000 square foot life science project under construction. BioMed intends to invest approximately $100 million to complete the Binney Street project by late 2007. The Binney Street garage provides parking for both of the office and laboratory buildings as well as the apartment complex. The Kendall Square project includes a number of parcels in and around Kendall Square, including the Kendall Square B pad site, which BioMed intends to develop into an approximately 266,000 square foot laboratory and office building. The site is directly adjacent to BioMed’s Kendall Square A and Kendall Square D properties. The Kendall Square project also includes a number of additional pad sites for future development and an approximately 1,400-space underground parking garage that supports the project.
     Additionally, BioMed agreed to acquire a development parcel in Houston, Texas and Science Park at Yale, a redevelopment project adjacent to Yale University in New Haven, Connecticut.
     The total purchase price for the portfolio is approximately $511 million, excluding closing costs. The acquisition is expected to close in the second quarter of 2007 and is subject to customary due diligence and closing conditions.
Item 7.01 Regulation FD Disclosure.
     On January 30, 2007, BioMed issued a press release regarding the acquisition of the portfolio described above. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of BioMed, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibit is furnished herewith:

Exhibit
Number	Description of Exhibit
99.1	Press release issued by BioMed Realty Trust, Inc. on January 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	Chief Financial Officer